UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2011

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 1, 2011, Hines Global REIT 250 Royall LLC, a wholly-owned subsidiary of Hines Global REIT Properties LP (the “Operating Partnership”), which is a subsidiary of Hines Global REIT, Inc. (“Hines Global”), entered into a contract with Inland American Canton Royall, LLC to acquire 250 Royall Street, an office building located in Canton, Massachusetts.  The seller is not affiliated with Hines Global or its affiliates.

250 Royall Street consists of 185,171 square feet of rentable area that is 100% leased to Computershare Limited with a lease that expires in May 2019.  Computershare Limited is a global market leader in transfer agency and share registration, employee equity plans, proxy solicitation and stakeholder communications.

The contract purchase price for 250 Royall Street is expected to be approximately $57.0 million, exclusive of transaction costs and working capital reserves.  Hines Global expects to fund the acquisition using proceeds from its current public offering.

The estimated going-in capitalization rate for 250 Royall Street is approximately 9.08%. The estimated going-in capitalization rate is determined by dividing the projected net operating income (“NOI”) for the first fiscal year by the net purchase price (excluding closing costs and taxes). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property including the assumption that the current tenant will perform under their lease agreement during the next 12 months.

In connection with the acquisition of 250 Royall Street, Hines Global will pay its advisor, Hines Global REIT Advisors LP, an affiliate of Hines Interests Limited Partnership (“Hines”), $1.1 million in acquisition fees.

Hines Global expects the closing of this acquisition to occur in the third quarter of 2011, subject to completing a number of closing conditions.  Hines Global funded a nonrefundable $2.0 million earnest money deposit upon the signing of the agreement.  There is no guarantee that this acquisition will be consummated, and, if Hines Global elects not to close on the acquisition of 250 Royall Street it could forfeit its earnest money deposit.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to consummate the acquisition and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

August 18, 2011	By:	/s/ Sherri W. Schugart
Name: Sherri W. Schugart
Title: Chief Financial Officer

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